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                                                            EXHIBIT NO. 99.11


                              INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 33-1657 of MFS Series Trust X on behalf of MFS Government Mortgage Fund of our report dated September 8, 1995 appearing in the annual report to shareholders for the year ended July 31, 1995 of MFS Government Mortgage Fund, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.




/s/DELOITTE & TOUCHE, LLP
Boston, Massachusetts
November 27, 1995